UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Date of Report: March 21, 2006


                   MT Ultimate Healthcare Corp.
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      (Exact name of registrant as specified in its charter)

           Nevada                    0-49915                88-0474056
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 (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
       of incorporation)                                  Identification No.)

    18301 Von Karman Ave, Suite 250, Irvine, California 92612
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             (Address of principal executive offices)

                          (949) 260-0150
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                 (Registrant's telephone number)


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  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 21, 2006, we entered into an agreement with Monarch Bay Management Company, L.L.C. ("MBMC") for chief financial officer services. David Walters (our Chief Executive Officer) and Keith Moore (a member of our Board of Directors) are members of and each beneficially own 50% of the ownership interests in MBMC. Under the agreement with MBMC, we will pay to MBMC a
monthly fee of $5,000.   We will also reimburse MBMC for certain expenses in
connection with providing services to us. The initial term of the agreement expires on March 31, 2007 and renews thereafter on an annual basis unless terminated by either party.

On March 21, 2006, we entered into an employment agreement with David Walters, our Chief Executive Officer. The employment agreement has an initial term of two years. The agreement provides for an initial payment of $33,750, a base salary of $135,000 for the first year and $160,000 for the second year, and a bonus on terms and conditions to be mutually agreed upon by Mr. Walters and us. If the employment agreement is terminated by us (other than for specified cause events), Mr. Walters will receive full compensation and benefits for the remaining term of the agreement and one year thereafter.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2006, we appointed William R. Abbott as our Chief Financial Officer. In such capacity, he will serve as our principal accounting and financial officer. Mr. Abbott's services are provided pursuant to our agreement with MBMC. We will grant to Mr. Abbott of an option to purchase 4,500,000 shares of our common stock (50,000 shares after giving effect to our pending 1:90 reverse stock split) at an exercise price equal to the average closing price of our common stock for the ten days prior to the date of grant. The option vest 20% upon grant and thereafter 10% for eight quarters with full vesting upon a change in control. The option will be exercisable for a period of five years following the date of grant.

Mr. Abbott has been the Chief Financial Officer of MBMC since March 2006.
From March 1997 to February 2005, he served in several capacities (including as Vice President of Finance and Treasurer) with the Newport Corporation, a public company providing advanced technology capital equipment manufacturing and service. Prior to the Newport Corporation, Mr. Abbott held financial and accounting management positions with a variety of public and private companies. Earlier in his career, Mr. Abbott was an auditor with PriceWaterhouseCoopers, LLP. He received an MBA from Pepperdine University and a B.S. in accounting from Fairfield University. Mr. Abbott also serves as Chief Financial Officer of DataLogic International, Inc. Keith Moore (a member of our Board of Directors) is Chief Executive Office of DataLogic International, Inc.


Item 9.01.  Financial Statements and Exhibits

Exhibit No.  Description
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10.1   Letter agreement by and between MT Ultimate Healthcare Corp. and
       Monarch Bay Management Company, L.L.C., dated March 21, 2006, for chief financial officer services.

10.2   Employment agreement with David Walters dated March 21, 2006.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2006                    MT Ultimate Healthcare Corp.
                                        a Delaware corporation


                                        By: /s/ David Walters
                                        Name: David Walters
                                        Title: Chief Executive Officer